                                               BRADLEES, INC.                               Exhibit 20B
                                               FOURTH QUARTER RESULTS VS. PLAN              Page 1 of 2
                                               (In Millions)


                                                        Fourth Quarter 1998                     Fiscal 1998

                                                 Actual  Forecast*  Plan** :Last Yr.:   Actual   Forecast*   Plan**   :Last Year
                                                                           :        :                                   :
INCOME SUMMARY:                                                            :        :                                  :
 Owned Sales                                     $429.1     $445.0  $439.3 : $447.3 :   $1,330.9  $1,364.1    $1,330.0 :$1,337.6
 Food Service Sales                                 1.7        1.8     1.8 :    1.9 :        6.3       6.5         6.7 :     6.8
 Leased Department Sales                           11.1       12.3    12.2 :   12.4 :       43.9      46.3        47.2 :    47.8
                                                 ------- ---------- -------: -------:   --------- ---------   ---------:---------
 Total Sales                                      441.9      459.1   453.3 :  461.6 :    1,381.1   1,416.9     1,383.9 : 1,392.2
                                                                           :        :                                  :
 Gross Margin                                     122.1      130.7   131.0 :  126.7 :      393.1     405.3       400.0 :   396.4
 Gross Margin % (based on owned sales)             28.5%      29.4%   29.8%:   28.3%:       29.5%     29.7%       30.1%:    29.6%
                                                                           :        :                                  :
 SG&A Expenses                                    (92.1)    (101.0)  (99.3):  (93.1):     (372.5)   (383.0)     (380.7):  (382.9)
                                                                           :        :                                  :
 Other Income                                       3.0        3.5     3.5 :    3.4 :       11.8      12.7        12.7 :    12.1
                                                 ------- ---------- -------: -------:   --------- ---------   ---------:---------
 EBITDA (Loss)                                     33.0       33.2    35.2 :   37.0 :       32.4      35.0        32.0 :    25.6
                                                 ------- ---------- -------: -------:   --------- ---------   ---------:---------
 Emergence-Related Provision                       (4.4)         -       - :      - :       (4.4)        -           - :       -
 Gain (Loss) on Disposition of Properties             -          -       - :    5.4 :       (0.2)     (0.2)          - :     5.4
 Depreciation & Amortization Expense               (7.9)      (7.7)   (8.1):   (8.7):      (32.2)    (32.1)      (34.4):   (36.2)
 Interest and Debt Expense                         (4.4)      (4.4)   (4.4):   (4.9):      (16.4)    (16.6)      (16.8):   (16.6)
 Reorganization Items                              (7.1)      (2.0)   (2.1):   (2.9):       (4.6)     (4.3)       (8.3):    (0.8)
 Fresh-Start Revaluation                         (108.4)         -       - :      - :     (108.4)        -           - :       -
 Extraordinary Gain on Debt Discharge             419.7          -       - :      - :      419.7         -           - :       -
                                                 ------- ------------------:------------------------------------------------------
 Net Income (Loss)                               $320.5      $19.1   $20.6 :  $25.9 :     $285.9    ($18.2)     ($27.5):  ($22.6)
                                                 ======= ========== =======: =======    ========= =========   ========= =========
BALANCE SHEET SUMMARY:                                                                         Balance at End of Period
 Unrestricted Cash and Cash Equivalents                                                      $9.5      $8.2        $8.8     $10.9
 Restricted Cash and Cash Equivalents                                                           -      25.2        25.3      16.8
 Inventories                                                                                232.3     227.8       224.6     238.6
 Other Current Assets                                                                        22.0      16.0        16.0      26.5
                                                                                          -------   -------    --------- ---------
  Total Current Assets                                                                      263.8     277.2       274.7     292.8
 Net Fixed Assets                                                                           103.4     145.2       140.9     150.5
 Long Term Assets                                                                            96.6     139.6       144.8     151.9
                                                                                          -------   --------- ---------  -------
Total Assets                                                                               $463.8    $562.0      $560.4    $595.2
                                                                                           =======    ========= ========= =========
 Accounts Payable                                                                          $119.3       $113.9    $101.1   $124.4
 Revolver/DIP Borrowings                                                                    114.4        103.3     107.0     84.2
 Other Current Liabilities                                                                   37.9         31.1      43.1     32.0
                                                                                           -------    --------- --------- ---------
  Total Current Liabilities                                                                 271.6        248.3     251.2    240.6
 Long-Term Liabilities                                                                      137.2         65.5      64.2     78.4
 Liabilities Subject to Settlement                                                              -        552.4     558.0    562.1
 Paid-in-Capital                                                                             55.0        137.1     137.3    137.2
 Accumulated Deficit                                                                            -       (441.3)   (450.3)  (423.1)
                                                                                           -------    --------- --------- ---------
  Total Stockholders' Equity (Deficiency)                                                    55.0       (304.2)   (313.0)  (285.9)
                                                                                           -------    --------- --------- ---------
Total Liabilities and Stockholders' Equity (Deficiency)                                    $463.8       $562.0    $560.4   $595.2
                                                                                           =======    ========= ========= =========

*   As filed on Form 8-K dated September 22, 1998.
**  As filed on Form 8-K dated February 11, 1998 with reclassifications between other current and long-term liabilities to be consistent with this year's actual presentation.

Note: EBITDA as presented is earnings (loss) before the cash impact from restructuring, emergence-related provision of $4.4 million in fiscal 1998, interest expense, income taxes, restructuring and non-recurring items, gains (losses) on sale of properties, reorganization and extraordinary items, and depreciation and amortization.

                                                                                            Exhibit 20B
                                                                                            Page 2 of 2
                                          BRADLEES, INC.
                                          FOURTH QUARTER RESULTS VS. PLAN
                                          (Unaudited)
                                          (In Millions)


                                                      Fourth Quarter 1998               Fiscal 1998

                                                   Actual  Forecast*  Plan**   Actual  Forecast*      Plan**
CASH FLOW SUMMARY:
 Beginning Unrestricted Cash & Cash Equiv.          $11.0   $11.2      $11.3   $10.9    $10.9         $9.5

 Cash Used in Operations:
  Net Income (Loss)                                 320.5    19.1       20.6   285.9    (18.2)       (27.5)
  Depreciation & Amortization Expense                 7.9     7.7        8.1    32.2     32.1         34.4
  Amortization of Deferred Financing Costs            0.9     0.4        0.3     2.1      1.5          1.4
  Fresh-Start Revaluation Charge                    108.4       -          -   108.4        -            -
  Extroardinary Gain on Debt Discharge             (419.7)      -          -  (419.7)       -            -

  Inventory Decrease (Increase)                      86.6    82.6      102.0     6.3     10.9         11.7
  Accounts Payable Increase (Decrease)              (59.7)  (41.3)     (62.2)   (4.6)   (10.4)        (4.1)

  Other, Including Reorganization Items               7.6     5.8       13.4   (17.1)   (12.9)        (7.3)
                                                --------- -------   -------- -------  -------       ------
Net Cash Provided by (Used in) Operations            52.5    74.3       82.2    (6.5)     3.0          8.6

 Investing Activities:
  Capital Spending                                   (6.7)   (7.2)      (5.0)  (17.1)   (20.0)       (20.0)
  Decr.(Incr.) in Rest. Cash and Cash Equiv.         25.1    (0.2)      (0.2)   16.8     (8.5)        (8.5)

 Financing Activities:
  Payments of Cap. Leases & Def. Fin. Costs          (0.4)   (0.3)      (0.5)   (1.3)    (1.1)        (1.4)
  Proceeds from Disposition of Properties            11.0       -          -    23.0     12.0          7.8
  Payment on New Notes                              (11.0)      -          -   (11.0)       -            -
  Payments of Liabs. Subject to Settlement           (0.7)   (1.0)      (1.0)   (7.2)    (7.2)        (4.1)
  Net Borrowings (Payments) under the DIP Facil.   (157.4)  (68.6)     (78.0)  (84.2)    19.1         16.9
  Borrowings under Post-Emergence Revolver          114.4       -          -   114.4        -            -
  Consummation Cash Distributions                   (28.3)      -          -   (28.3)       -            -
                                                 --------- ------- ---------- -------  -------    ---------
 Total Financing Activities                         (72.4)  (69.9)     (79.5)    5.4     22.8         19.2
                                                 --------- ------- ---------- -------  -------    ---------
 Incr. (Decr.) in Unrest. Cash & Equiv.              (1.5)   (3.0)      (2.5)   (1.4)    (2.7)        (0.7)
                                                 --------- ------- ---------- -------  -------    ---------
 Ending Unrestricted Cash and Cash Equiv.            $9.5    $8.2       $8.8    $9.5     $8.2         $8.8
                                                 ========= ======= ========== =======  =======    =========

*  As filed on Form 8-K dated September 22, 1998.
** As filed on Form 8-K dated February 11, 1998 with reclassifications between other current and long-term liabilities to be consistent with this year's actual presentation.
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